Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports Second Quarter 2020 Results
and Declares Second Quarter 2020 Distributions

HOUSTON, August 7, 2020 - Natural Resource Partners L.P. (NYSE:NRP) today reported second quarter 2020 results as follows:

	For the Three Months Ended		Last Twelve Months
	June 30,		June 30,
(In thousands) (Unaudited)	2020	2019	2020
Net income (loss) from continuing operations	$(125,501)	$19,106	$(187,007)
Asset impairments	132,283	—	280,497
Net income from continuing operations excluding asset impairments (1)	$6,782	$19,106	$93,490
Adjusted EBITDA (1)	29,336	62,791	145,256
Cash flow provided by (used in) continuing operations:
Operating activities	19,935	53,359	111,218
Investing activities	365	698	7,463
Financing activities	(9,978)	(97,989)	(93,628)
Distributable cash flow (1)	21,300	54,013	119,442
Free cash flow (1)	19,793	53,810	112,177
Cash flow cushion (last twelve months) (1)			17,502

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
"NRP continues to operate under government guidelines and employ remote work protocols. Our people are safe and the company is conducting business as usual," said Craig Nunez, NRP's President and Chief Operating Officer. "While the COVID-19 pandemic continues to have a significant negative impact on demand for steel, electricity and glass, which translates to lower demand for coal and soda ash, we continue to believe that our ample liquidity, continued free cash flow generation and the fact that our parent company bonds do not mature until 2025 will provide us with the financial flexibility and margin of safety necessary to manage through the downturn.”

NRP's liquidity was $210.8 million at June 30, 2020, consisting of $110.8 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

NRP announced today that the Board of Directors of its general partner declared a second quarter 2020 cash distribution of $0.45 per common unit of NRP to be paid on August 26, 2020 to unitholders of record on August 19, 2020. The Board also declared a second quarter 2020 cash distribution on NRP’s 12.0% Class A Convertible Preferred Units, totaling $7.5 million. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, and the level of cash reserves that the Board determines is necessary for future operating and capital needs.

Segment Performance
Coal Royalty and Other
Revenues and other income in the second quarter of 2020 were lower by $36.1 million and distributable cash flow and free cash flow were $23.2 million and $24.5 million lower, respectively, as compared to the prior year quarter. This decrease is primarily a result of a weakened market for metallurgical coal as compared to the prior year quarter due to a decline in global steel demand. As a result, both sales volumes and prices for metallurgical coal sold were lower in the second quarter of 2020 compared to the prior year quarter. Approximately 80% of coal royalty revenues and approximately 70% of coal royalty sales volumes were derived from metallurgical coal during the three months ended June 30, 2020. In addition, weaker domestic and export thermal coal markets compared to the prior year period resulted in lower revenue from our thermal coal properties. Domestic and export thermal coal markets remained challenged by lower utility demand, continued low natural gas prices and the secular shift to renewable energy. Furthermore, the COVID-19 pandemic has compounded already weak coal pricing and demand, and NRP's coal lessees are seeing significant negative impacts on their businesses.
NRP worked with its largest lessee, Foresight Energy, to help them to develop a plan that enabled Foresight to emerge from bankruptcy in the second quarter of 2020. NRP entered into lease amendments pursuant to which Foresight agreed to pay NRP fixed cash payments of $48.75 million in 2020 and $42.0 million in 2021 to satisfy all obligations arising out of the existing various coal mining leases and transportation infrastructure fee agreements between NRP and Foresight Energy for calendar years 2020 and 2021. Through the first six months of 2020, NRP received $21.2 million of the $48.75 million due in 2020. Beginning in January 2022, Foresight payment obligations will be calculated in accordance with the provisions of the original lease agreements, except with respect to the Macoupin mine. While the Macoupin mine is idled, Foresight will pay an annual fee of $2.0 million to NRP each year through 2023 to continue to lease NRP's coal reserves at Macoupin.
NRP also recorded $132.3 million in non-cash asset impairment expense in the second quarter of 2020 primarily related to weakened coal markets that was compounded by the COVID-19 pandemic and resulted in the termination of certain coal leases, changes to lessee mine plans resulting in permanent moves off of certain coal properties and decreased oil and gas drilling activity which negatively impacted the outlook for NRP's frac sand properties.
Soda Ash
Ciner Wyoming was negatively impacted by the COVID-19 pandemic as lower activity in the global auto, container and construction industries reduced demand for glass and soda ash. Revenues and other income in the second quarter of 2020 were lower by $14.4 million compared to the prior year quarter primarily due to a combination of lower pricing and volumes sold. Distributions received from Ciner Wyoming were $7.1 million in the second quarter of 2020 as compared to $9.3 million in the second quarter of 2019.
Global soda ash prices are down roughly 25% from a year ago, to levels that NRP believes are below the cost of production of the world’s synthetic soda ash producers and some of the natural soda ash producers. NRP expects the soda ash industry to face significant headwinds until the global economy gets back on track. While NRP believes Ciner Wyoming's facility is competitively positioned as one of the lowest cost producers of soda ash in the world, NRP expects soda ash markets to continue to be challenged over the next several quarters.
Ciner Wyoming continues to develop plans for a significant capacity expansion capital project. However, they have delayed the timing of significant costs related to this project until they have more clarity and visibility into the impact of the COVID-19 pandemic on its business. In addition, in order to achieve greater financial flexibility during the COVID-19 pandemic, Ciner Wyoming suspended its quarterly distribution for the second quarter which would have been paid to NRP in August 2020. Ciner Wyoming will continue to evaluate on a quarterly basis whether to reinstate the distribution, which will be dependent in part on its cash reserves, liquidity, total debt levels and anticipated capital expenditures.

Corporate and Financing
Corporate and financing costs were $32.0 million lower in the second quarter of 2020 compared to the prior year quarter primarily due to the loss on extinguishment of debt of $29.3 million related to the refinancing and extension of both NRP's 2022 Senior Notes and revolving credit facility in the second quarter of 2019, as well as lower interest expense as a result of less debt outstanding. Distributable cash flow and free cash flow were $7.3 million lower compared to the prior year quarter primarily due to the timing of interest payments on the parent company bonds that were refinanced in the second quarter of 2019. Interest payments are due in June and December on the new 9.125% Notes, compared to March and September on the previous 10.5% Notes. Additionally, NRP redeemed the $3.75 million of paid-in-kind preferred units in the second quarter of 2020.
Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link http://www.directeventreg.com/registration/ event/5489831. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of NRP's distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, NRP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.
Company Profile
Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. In addition, NRP owns an equity investment in Ciner Wyoming LLC, a trona ore mining and soda ash production business.
For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Ciner Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as net income (loss) from continuing operations plus financing costs (interest expense plus loss on extinguishment of debt) divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per unit data)	2020	2019	2020	2020	2019
Revenues and other income
Coal royalty and other	$31,666	$64,616	$31,433	$63,099	$114,118
Transportation and processing services	1,938	5,274	2,509	4,447	10,875
Equity in earnings (loss) of Ciner Wyoming	(3,058)	11,333	6,272	3,214	23,015
Gain on asset sales and disposals	465	246	—	465	502
Total revenues and other income	$31,011	$81,469	$40,214	$71,225	$148,510
Operating expenses
Operating and maintenance expenses	$8,217	$12,459	$5,202	$13,419	$20,819
Depreciation, depletion and amortization	2,062	3,970	2,012	4,074	8,362
General and administrative expenses	3,621	4,196	3,913	7,534	8,546
Asset impairments	132,283	—	—	132,283	—
Total operating expenses	$146,183	$20,625	$11,127	$157,310	$37,727

Income (loss) from operations	$(115,172)	$60,844	$29,087	$(86,085)	$110,783

Other expenses, net
Interest expense, net	$(10,329)	$(12,456)	$(10,308)	$(20,637)	$(26,630)
Loss on extinguishment of debt	—	(29,282)	—	—	(29,282)
Total other expenses, net	$(10,329)	$(41,738)	$(10,308)	$(20,637)	$(55,912)

Net income (loss) from continuing operations	$(125,501)	$19,106	$18,779	$(106,722)	$54,871
Income from discontinued operations	—	245	—	—	199
Net income (loss)	$(125,501)	$19,351	$18,779	$(106,722)	$55,070
Less: income attributable to preferred unitholders	(7,613)	(7,500)	(7,500)	(15,113)	(15,000)
Net income (loss) attributable to common unitholders and general partner	$(133,114)	$11,851	$11,279	$(121,835)	$40,070

Net income (loss) attributable to common unitholders	$(130,452)	$11,614	$11,053	$(119,398)	$39,269
Net income (loss) attributable to the general partner	(2,662)	237	226	(2,437)	801
Income (loss) from continuing operations per common unit
Basic	$(10.64)	$0.93	$0.90	$(9.74)	$3.19
Diluted	(10.64)	0.85	0.52	(9.74)	2.58
Net income (loss) per common unit
Basic	$(10.64)	$0.95	$0.90	$(9.74)	$3.20
Diluted	(10.64)	0.87	0.52	(9.74)	2.59

Net income (loss)	$(125,501)	$19,351	$18,779	$(106,722)	$55,070
Comprehensive income (loss) from unconsolidated investment and other	1,359	(825)	(1,023)	336	180
Comprehensive income (loss)	$(124,142)	$18,526	17,756	$(106,386)	$55,250

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2020	2019	2020	2020	2019
Cash flows from operating activities
Net income (loss)	$(125,501)	$19,351	$18,779	$(106,722)	$55,070
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	2,062	3,970	2,012	4,074	8,362
Distributions from unconsolidated investment	7,105	9,310	7,105	14,210	19,110
Equity earnings from unconsolidated investment	3,058	(11,333)	(6,272)	(3,214)	(23,015)
Gain on asset sales and disposals	(465)	(246)	—	(465)	(502)
Loss on extinguishment of debt	—	29,282	—	—	29,282
Income from discontinued operations	—	(245)	—	—	(199)
Asset impairments	132,283	—	—	132,283	—
Bad debt expense	3,847	6,681	(190)	3,657	6,691
Unit-based compensation expense	924	475	729	1,653	1,376
Amortization of debt issuance costs and other	(1,534)	355	448	(1,086)	2,151
Change in operating assets and liabilities:
Accounts receivable	8,446	1,830	(5,073)	3,373	(3,107)
Accounts payable	(44)	(561)	93	49	(1,177)
Accrued liabilities	(915)	642	(2,861)	(3,776)	(5,522)
Accrued interest	(7,351)	2,889	7,060	(291)	(7,144)
Deferred revenue	2,202	(7,218)	8,265	10,467	(2,684)
Other items, net	(4,182)	(1,823)	60	(4,122)	(2,501)
Net cash provided by operating activities of continuing operations	$19,935	$53,359	$30,155	$50,090	$76,191
Net cash provided by operating activities of discontinued operations	—	234	1,706	1,706	355
Net cash provided by operating activities	$19,935	$53,593	$31,861	$51,796	$76,546

Cash flows from investing activities
Proceeds from asset sales and disposals	$507	$247	$—	$507	$503
Return of long-term contract receivable	858	451	272	1,130	892
Acquisition of non-controlling interest in BRP	(1,000)	—	—	(1,000)	—
Net cash provided by investing activities of continuing operations	$365	$698	$272	$637	$1,395
Net cash used in investing activities of discontinued operations	—	(44)	(66)	(66)	(434)
Net cash provided by investing activities	$365	$654	$206	$571	$961

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Cash flows from financing activities
Debt borrowings	$—	$300,000	$—	$—	$300,000
Debt repayments	(2,365)	(348,002)	(16,696)	(19,061)	(434,470)
Distributions to common unitholders and general partner	—	(16,265)	(5,630)	(5,630)	(21,890)
Distributions to preferred unitholders	(7,613)	(7,500)	(7,500)	(15,113)	(15,000)
Contributions from (to) discontinued operations	—	190	1,640	1,640	(79)
Debt issuance costs and other	—	(26,412)	—	—	(26,402)
Net cash used in financing activities of continuing operations	$(9,978)	$(97,989)	$(28,186)	$(38,164)	$(197,841)
Net cash provided by (used in) financing activities of discontinued operations	—	(190)	(1,640)	(1,640)	79
Net cash used in financing activities	$(9,978)	$(98,179)	$(29,826)	$(39,804)	$(197,762)

Net increase (decrease) in cash and cash equivalents	$10,322	$(43,932)	$2,241	$12,563	$(120,255)
Cash and cash equivalents at beginning of period	100,506	129,707	98,265	98,265	206,030
Cash and cash equivalents at end of period	$110,828	$85,775	$100,506	$110,828	$85,775

Supplemental cash flow information:
Cash paid during the period for interest	$17,183	$9,623	$3,039	$20,222	$33,045
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	$924	$—	$—	$924	$—

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	June 30,	December 31,
(In thousands, except unit data)	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$110,828	$98,265
Accounts receivable, net	22,044	30,869
Prepaid expenses and other, net	4,931	1,244
Current assets of discontinued operations	—	1,706
Total current assets	$137,803	$132,084
Land	24,008	24,008
Mineral rights, net	468,863	605,096
Intangible assets, net	17,608	17,687
Equity in unconsolidated investment	252,420	263,080
Long-term contract receivable, net	34,309	36,963
Other assets, net	8,554	6,989
Total assets	$943,565	$1,085,907
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,228	$1,179
Accrued liabilities	6,027	8,764
Accrued interest	2,026	2,316
Current portion of deferred revenue	8,857	4,608
Current portion of long-term debt, net	45,786	45,776
Current liabilities of discontinued operations	—	65
Total current liabilities	$63,924	$62,708
Deferred revenue	53,431	47,213
Long-term debt, net	452,101	470,422
Other non-current liabilities	4,901	4,949
Total liabilities	$574,357	$585,292
Commitments and contingencies
Class A Convertible Preferred Units (250,000 units issued and outstanding at June 30, 2020 and December 31, 2019, at $1,000 par value per unit; liquidation preference of $1,700 per unit at June 30, 2020 and $1,500 per unit at December 31, 2019)	$164,587	$164,587
Partners’ capital:
Common unitholders’ interest (12,261,199 units issued and outstanding at June 30, 2020 and December 31, 2019)	$139,517	$271,471
General partner’s interest	546	3,270
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive loss	(2,258)	(2,594)
Total partners’ capital	$204,621	$338,963
Non-controlling interest	—	(2,935)
Total capital	$204,621	$336,028
Total liabilities and capital	$943,565	$1,085,907

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2019	12,261	$271,471	$3,270	$66,816	$(2,594)	$338,963	$(2,935)	$336,028
Cumulative effect of adoption of accounting standard	—	(3,833)	(78)	—	—	(3,911)	—	(3,911)
Net income (1)	—	18,403	376	—	—	18,779	—	18,779
Distributions to common unitholders and general partner	—	(5,517)	(113)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	673	—	—	—	673	—	673
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(1,023)	(1,023)	—	(1,023)
Balance at March 31, 2020	12,261	$273,847	$3,305	$66,816	$(3,617)	$340,351	$(2,935)	$337,416
Net loss (2)	—	(122,991)	(2,510)	—	—	(125,501)	—	(125,501)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)	—	(7,613)
Purchase of non-controlling interest in BRP	—	(4,747)	(97)		—	(4,844)	2,935	(1,909)
Unit-based awards amortization and vesting	—	869	—	—	—	869	—	869
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,359	1,359	—	1,359
Balance at June 30, 2020	12,261	$139,517	$546	$66,816	$(2,258)	$204,621	$—	$204,621

(1)Net income includes $7.5 million attributable to preferred unitholders that accumulated during the period, of which $7.35 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.
(2)Net loss includes $7.6 million attributable to preferred unitholders that accumulated during the period, of which $7.46 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2018	12,249	$355,113	$5,014	$66,816	$(3,462)	$423,481	$(2,935)	$420,546
Net income (1)	—	35,005	714	—	—	35,719	—	35,719
Distributions to common unitholders and general partner	—	(5,513)	(112)	—	—	(5,625)	—	(5,625)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Issuance of unit-based awards	12	486	—	—	—	486	—	486
Unit-based awards amortization and vesting	—	399	—	—	—	399	—	399
Comprehensive income from unconsolidated investment and other	—	—	10	—	1,005	1,015	—	1,015
Balance at March 31, 2019	12,261	$378,140	$5,476	$66,816	$(2,457)	$447,975	$(2,935)	$445,040
Net income (1)	—	18,964	387	—	—	19,351	—	19,351
Distributions to common unitholders and general partner	—	(15,939)	(326)	—	—	(16,265)	—	(16,265)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	460	—	—	—	460	—	460
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(825)	(825)	—	(825)
Balance at June 30, 2019	12,261	$374,275	$5,387	$66,816	$(3,282)	$443,196	$(2,935)	$440,261

(1)Net income includes $7.5 million attributable to preferred unitholders that accumulated during the period, of which $7.35 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the three months ended June 30, 2020 and 2019 and March 31, 2020:

	Operating Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2020
Revenues	$33,604	$(3,058)	$—	$30,546
Gain on asset sales and disposals	465	—	—	465
Total revenues and other income (loss)	$34,069	$(3,058)	$—	$31,011
Asset impairments	$132,283	$—	$—	$132,283
Net income (loss) from continuing operations	(108,479)	(3,087)	(13,935)	$(125,501)
Adjusted EBITDA (1)	$25,881	$7,076	$(3,621)	$29,336
Cash flow provided by (used in) continuing operations:
Operating activities	$31,953	$7,077	$(19,095)	$19,935
Investing activities	$365	$—	$—	$365
Financing activities	$—	$—	$(9,978)	$(9,978)
Distributable cash flow (1) (2)	$33,318	$7,077	$(19,095)	$21,300
Free cash flow (1)	$31,811	$7,077	$(19,095)	$19,793

For the Three Months Ended June 30, 2019
Revenues	$69,890	$11,333	$—	$81,223
Gain on asset sales and disposals	246	—	—	246
Total revenues and other income	$70,136	$11,333	$—	$81,469
Asset impairments	$—	$—	$—	$—
Net income (loss) from continuing operations	$53,707	$11,333	$(45,934)	$19,106
Adjusted EBITDA (1)	$57,677	$9,310	$(4,196)	$62,791
Cash flow provided by (used in) continuing operations:
Operating activities	$55,811	$9,310	$(11,762)	$53,359
Investing activities	$698	$—	$—	$698
Financing activities	$—	$—	$(97,989)	$(97,989)
Distributable cash flow (1) (2)	$56,509	$9,310	$(11,762)	$54,013
Free cash flow (1)	$56,262	$9,310	$(11,762)	$53,810

For the Three Months Ended March 31, 2020
Revenues	$33,942	$6,272	$—	$40,214
Loss on asset sales and disposals	—	—	—	—
Total revenues and other income	$33,942	$6,272	$—	$40,214
Asset impairments	$—	$—	$—	$—
Net income (loss) from continuing operations	$26,744	$6,256	$(14,221)	$18,779
Adjusted EBITDA (1)	$28,756	$7,089	$(3,913)	$31,932
Cash flow provided by (used in) continuing operations:
Operating activities	$30,556	$7,089	$(7,490)	$30,155
Investing activities	$272	$—	$—	$272
Financing activities	$—	$—	$(28,186)	$(28,186)
Distributable cash flow (1) (2)	$30,828	$7,089	$(7,490)	$30,361
Free cash flow (1)	$30,828	$7,089	$(7,490)	$30,427

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the six months ended June 30, 2020 and 2019:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2020
Revenues	$67,546	$3,214	$—	$70,760
Gain on asset sales and disposals	465	—	—	465
Total revenues and other income	$68,011	$3,214	$—	$71,225
Asset impairments	$132,283	$—	$—	$132,283
Net income (loss) from continuing operations	$(81,735)	$3,169	$(28,156)	$(106,722)
Adjusted EBITDA (1)	$54,637	$14,165	$(7,534)	$61,268
Cash flow provided by (used in) continuing operations:
Operating activities	$62,509	$14,166	$(26,585)	$50,090
Investing activities	$637	$—	$—	$637
Financing activities	$—	$—	$(38,164)	$(38,164)
Distributable cash flow (1) (2)	$64,146	$14,166	$(26,585)	$51,661
Free cash flow (1)	$62,639	$14,166	$(26,585)	$50,220

For the Six Months Ended June 30, 2019
Revenues	$124,993	$23,015	$—	$148,008
Gain on asset sales and disposals	502	—	—	502
Total revenues and other income	$125,495	$23,015	$—	$148,510
Asset impairments	$—	$—	$—	$—
Net income (loss) from continuing operations	$96,314	$23,015	$(64,458)	$54,871
Adjusted EBITDA (1)	$104,676	$19,110	$(8,546)	$115,240
Cash flow provided by (used in) continuing operations:
Operating activities	$98,727	$19,110	$(41,646)	$76,191
Investing activities	$1,395	$—	$—	$1,395
Financing activities	$—	$—	$(197,841)	$(197,841)
Distributable cash flow (1) (2)	$100,122	$19,110	$(41,646)	$77,152
Free cash flow (1)	$99,619	$19,110	$(41,646)	$77,083

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per ton data)	2020	2019	2020	2020	2019
Coal sales volumes (tons)
Appalachia
Northern (1)	87	1,625	327	414	2,484
Central	2,463	3,825	2,933	5,396	7,247
Southern	426	386	222	648	734
Total Appalachia	2,976	5,836	3,482	6,458	10,465
Illinois Basin	578	535	505	1,083	1,095
Northern Powder River Basin	340	591	527	867	1,447
Total coal sales volumes	3,894	6,962	4,514	8,408	13,007
Coal royalty revenue per ton
Appalachia
Northern (1)	$2.74	$0.86	$1.81	$2.01	$2.19
Central	4.04	6.03	4.83	4.47	6.03
Southern	4.96	6.69	4.16	4.68	7.60
Illinois Basin	1.97	4.51	4.35	3.08	4.64
Northern Powder River Basin	3.15	2.75	4.13	3.75	2.66
Combined average coal royalty revenue per ton	3.73	4.46	4.44	4.11	4.89
Coal royalty revenues
Appalachia
Northern (1)	$238	$1,393	$593	$831	$5,438
Central	9,951	23,055	14,173	24,124	43,699
Southern	2,111	2,581	923	3,034	5,578
Total Appalachia	12,300	27,029	15,689	27,989	54,715
Illinois Basin	1,137	2,411	2,199	3,336	5,081
Northern Powder River Basin	1,071	1,624	2,177	3,248	3,855
Unadjusted coal royalty revenues	14,508	31,064	20,065	34,573	63,651
Coal royalty adjustment for minimum leases (2)	(3,661)	(361)	(963)	(4,624)	(817)
Total coal royalty revenues	$10,847	$30,703	$19,102	$29,949	$62,834
Other revenues
Production lease minimum revenues (2)	$8,485	$15,879	$802	$9,287	$18,579
Minimum lease straight-line revenues (2)	4,987	3,854	3,809	8,796	7,170
Property tax revenues	761	1,377	1,599	2,360	2,810
Wheelage revenues	1,584	1,945	2,204	3,788	3,360
Coal overriding royalty revenues	683	3,999	1,322	2,005	7,974
Lease amendment revenues	890	4,414	843	1,733	5,185
Aggregates royalty revenues	271	1,237	576	847	2,701
Oil and gas royalty revenues	2,742	482	1,103	3,845	2,201
Other revenues	416	726	73	489	1,304
Total other revenues	$20,819	$33,913	$12,331	$33,150	$51,284
Coal royalty and other	$31,666	$64,616	$31,433	$63,099	$114,118
Transportation and processing services revenues	1,938	5,274	2,509	4,447	10,875
Gain on asset sales and disposals	465	246	—	465	502
Total Coal Royalty and Other segment revenues and other income	$34,069	$70,136	$33,942	$68,011	$125,495

(1)Northern Appalachia includes NRP's Hibbs Run property that has significant sales volumes, but a low fixed rate per ton.
(2)Beginning April 1, 2020 and effective January 1, 2020, certain revenues previously classified as coal royalty revenues are classified as production lease minimum revenues or minimum lease straight-line revenues due to contract modifications that fixed consideration paid to us over a two-year period.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2020
Net income (loss) from continuing operations	(108,479)	(3,087)	(13,935)	$(125,501)
Less: equity earnings from unconsolidated investment	—	3,058	—	3,058
Add: total distributions from unconsolidated investment	—	7,105	—	7,105
Add: interest expense, net	15	—	10,314	10,329
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	2,062	—	—	2,062
Add: asset impairments	132,283	—	—	132,283
Adjusted EBITDA	$25,881	$7,076	$(3,621)	$29,336

For the Three Months Ended June 30, 2019
Net income (loss) from continuing operations	$53,707	$11,333	$(45,934)	$19,106
Less: equity earnings from unconsolidated investment	—	(11,333)	—	(11,333)
Add: total distributions from unconsolidated investment	—	9,310	—	9,310
Add: interest expense, net	—	—	12,456	12,456
Add: loss on extinguishment of debt	—	—	29,282	29,282
Add: depreciation, depletion and amortization	3,970	—	—	3,970
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$57,677	$9,310	$(4,196)	$62,791

For the Three Months Ended March 31, 2020
Net income (loss) from continuing operations	$26,744	$6,256	(14,221)	$18,779
Less: equity earnings from unconsolidated investment	—	(6,272)	—	(6,272)
Add: total distributions from unconsolidated investment	—	7,105	—	7,105
Add: interest expense, net	—	—	10,308	10,308
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	2,012	—	—	2,012
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$28,756	$7,089	$(3,913)	$31,932

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2020
Net income (loss) from continuing operations	$(81,735)	$3,169	$(28,156)	$(106,722)
Less: equity earnings from unconsolidated investment	—	(3,214)	—	(3,214)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	15	—	20,622	20,637
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	4,074	—	—	4,074
Add: asset impairments	132,283	—	—	132,283
Adjusted EBITDA	$54,637	$14,165	$(7,534)	$61,268

For the Six Months Ended June 30, 2019
Net income (loss) from continuing operations	$96,314	$23,015	$(64,458)	$54,871
Less: equity earnings from unconsolidated investment	—	(23,015)	—	(23,015)
Add: total distributions from unconsolidated investment	—	19,110	—	19,110
Add: interest expense, net	—	—	26,630	26,630
Add: loss on extinguishment of debt	—	—	29,282	29,282
Add: depreciation, depletion and amortization	8,362	—	—	8,362
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$104,676	$19,110	$(8,546)	$115,240

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$31,953	$7,077	$(19,095)	19,935
Add: proceeds from asset sales and disposals	507	—	—	507
Add: proceeds from sale of discontinued operations	—	—	—	—
Add: return of long-term contract receivable	858	—	—	858
Distributable cash flow	$33,318	$7,077	$(19,095)	$21,300
Less: proceeds from asset sales and disposals	(507)	—	—	(507)
Less: proceeds from sale of discontinued operations	—	—	—	—
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$31,811	$7,077	$(19,095)	$19,793

For the Three Months Ended June 30, 2019
Net cash provided by (used in) operating activities of continuing operations	$55,811	$9,310	$(11,762)	$53,359
Add: proceeds from asset sales and disposals	247	—	—	247
Add: proceeds from sale of discontinued operations	—	—	—	(44)
Add: return of long-term contract receivable	451	—	—	451
Distributable cash flow	$56,509	$9,310	$(11,762)	$54,013
Less: proceeds from asset sales and disposals	(247)	—	—	(247)
Less: proceeds from sale of discontinued operations	—	—	—	44
Less: acquisition costs	—	—	—	—
Free cash flow	$56,262	$9,310	$(11,762)	$53,810

For the Three Months Ended March 31, 2020
Net cash provided by (used in) operating activities of continuing operations	$30,556	$7,089	$(7,490)	$30,155
Add: proceeds from asset sales and disposals	—	—	—	—
Add: proceeds from sale of discontinued operations	—	—	—	(66)
Add: return of long-term contract receivable	272	—	—	272
Distributable cash flow	$30,828	$7,089	$(7,490)	$30,361
Less: proceeds from asset sales and disposals	—	—	—	—
Less: proceeds from sale of discontinued operations	—	—	—	66
Less: acquisition costs	—	—	—	—
Free cash flow	$30,828	$7,089	$(7,490)	$30,427

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$62,509	$14,166	$(26,585)	$50,090
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	—	—	—
Add: proceeds from asset sales and disposals	507	—	—	507
Add: proceeds from sale of discontinued operations	—	—	—	(66)
Add: return of long-term contract receivable	1,130	—	—	1,130
Distributable cash flow	$64,146	$14,166	$(26,585)	$51,661
Less: proceeds from asset sales and disposals	(507)	—	—	(507)
Less: proceeds from sale of discontinued operations	—	—	—	66
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$62,639	$14,166	$(26,585)	$50,220

For the Six Months Ended June 30, 2019
Net cash provided by (used in) operating activities of continuing operations	$98,727	$19,110	$(41,646)	$76,191
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	—	—	—
Add: proceeds from asset sales and disposals	503	—	—	503
Add: proceeds from sale of discontinued operations	—	—	—	(434)
Add: return of long-term contract receivable	892	—	—	892
Distributable cash flow	$100,122	$19,110	$(41,646)	$77,152
Less: proceeds from asset sales and disposals	(503)	—	—	(503)
Less: proceeds from sale of discontinued operations	—	—	—	434
Less: acquisition costs	—	—	—	—
Free cash flow	$99,619	$19,110	$(41,646)	$77,083

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

LTM Free Cash Flow and Cash Flow Cushion

	For the Three Months Ended
(In thousands)	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	Last 12 Months
Net cash provided by operating activities of continuing operations	$41,734	$19,394	$30,155	$19,935	$111,218
Add: proceeds from asset sales and disposals	6,108	(111)	—	507	6,504
Add: proceeds from sale of discontinued operations	(122)	(73)	(66)	—	(261)
Add: return of long-term contract receivable	459	392	272	858	1,981
Distributable cash flow	$48,179	$19,602	$30,361	$21,300	$119,442
Less: proceeds from asset sales and disposals	(6,108)	111	—	(507)	(6,504)
Less: proceeds from sale of discontinued operations	122	73	66	—	261
Less: acquisition costs	—	(22)	—	(1,000)	(1,022)
Free cash flow	$42,193	$19,764	$30,427	$19,793	$112,177
Add (less): free cash flow provided by (used by) discontinued operations	(359)	(4)	1,706	—	1,343
Free cash flow including discontinued operations	$41,834	$19,760	$32,133	$19,793	$113,520
Add (less): free cash flow used by (provided by) discontinued operations	359	4	(1,706)	—	(1,343)
Free cash flow excluding discontinued operations	$42,193	$19,764	$30,427	$19,793	$112,177
Less: mandatory Opco debt repayments	(8,276)	(20,335)	(16,696)	(2,365)	(47,672)
Less: preferred unit distributions	(7,500)	(7,500)	(7,500)	(7,613)	(30,113)
Less: common unit distributions	(5,630)	(5,630)	(5,630)	—	(16,890)
Cash flow cushion	$20,787	$(13,701)	$601	$9,815	$17,502

Leverage Ratio

	For the Three Months Ended
(In thousands)	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	Last 12 Months
Net income (loss) from continuing operations	$39,163	$(119,448)	$18,779	$(125,501)	$(187,007)
Less: equity earnings from unconsolidated investment	(13,818)	(10,256)	(6,272)	3,058	(27,288)
Add: total distributions from unconsolidated investment	6,370	6,370	7,105	7,105	26,950
Add: interest expense, net	10,431	10,392	10,308	10,329	41,460
Add: depreciation, depletion and amortization	3,384	3,186	2,012	2,062	10,644
Add: asset impairments	484	147,730	—	132,283	280,497
Adjusted EBITDA	$46,014	$37,974	$31,932	$29,336	$145,256
Debt—at June 30, 2020					$504,995
Leverage Ratio (1)					3.5	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of June 30, 2020 divided by the last twelve months' Adjusted EBITDA. Note that adjusted EBITDA under NRP's partnership agreement is different than amount shown above. As a result, NRP's last twelve months Leverage ratio as of June 30, 2020, was 3.6x as calculated under NRP's partnership agreement.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended June 30, 2020
Net income (loss) from continuing operations	$(156,838)	$26,994	$(57,163)	$(187,007)
Financing costs	—	—	42,702	42,702
Return	$(156,838)	$26,994	$(14,461)	$(144,305)

As of June 30, 2019
Total assets of continuing operations	$949,198	$251,135	$18,126	$1,218,459
Less: total current liabilities of continuing operations excluding current debt	(12,365)	—	(9,482)	(21,847)
Less: total long-term liabilities of continuing operations excluding long-term debt	(47,667)	—	(354)	(48,021)
Capital employed excluding discontinued operations	$889,166	$251,135	$8,290	$1,148,591

Total partners' capital (1)	$892,101	$251,135	$(700,366)	$443,196
Less: non-controlling interest	(2,935)	—	—	(2,935)
Less: partners' capital from discontinued operations	—	—	—	(326)
Total partners' capital excluding discontinued operations	$889,166	$251,135	$(700,366)	$439,935
Class A convertible preferred units	—	—	164,587	164,587
Debt	—	—	544,069	544,069
Capital employed excluding discontinued operations	$889,166	$251,135	$8,290	$1,148,591

ROCE excluding discontinued operations	(17.6)%	10.7%	N/A	(12.6)%

Excluding asset impairments:
Return	$(156,838)	$26,994	$(14,461)	$(144,305)
Add: asset impairments	280,497	—	—	280,497
Return excluding asset impairments	$123,659	$26,994	$(14,461)	$136,192

ROCE excluding discontinued operations and asset impairments	13.9%	10.7%	N/A	11.9%

(1)Total partners' capital includes $0.3 million from discontinued operations.

Change in Common Unitholders' Equity Excluding Asset Impairments Attributable to Common Unitholders
(In thousands)

Q2 2020 Common unitholders' equity	$139,517
Q2 2019 Common unitholders' equity	$374,275
LTM Change in common unitholders' equity	$(234,758)

LTM Asset impairments	$280,497
LTM Asset impairments attributable to common unitholders	$274,887

LTM Change in common unitholders' equity excluding asset impairments attributable to common unitholders	$40,129

-end-